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                                                                    EXHIBIT 6(c)


                                  SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
            BETWEEN M.S.D. & T. FUNDS, INC. AND BISYS FUND SERVICES
         (FORMERLY KNOWN AS THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED OCTOBER 1, 1993


NAME OF FUND                            NAME OF FUND
------------                            ------------

Prime Money Market Fund                 International Equity Fund

Government Money Market Fund            Diversified Real Estate Fund

Tax-Exempt Money Market Fund            Equity Income Fund

Tax-Exempt Money Market Fund (Trust)    Equity Growth Fund

Growth & Income Fund                    Total Return Bond Fund

Limited Maturity Bond Fund              National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund           Intermediate Tax-Exempt Bond Fund


M.S.D. & T. FUNDS, INC.


By: /s/ Leslie B. Disharoon
   ------------------------

Title: President

Date:  February 27, 1998

BISYS FUND SERVICES


By: /s/ J. David Huber
   -------------------

Title:  President

Date: March 3, 1998